Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Level 3 Communications, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-53914, 333-91899, 333-68887, 333-71713, 333-115062, 333-123703, 333-125030, 333-125262, 333-130710, 333-132695, 333-134668, 333-136413, 333-139836, and 333-139838) on Forms S-3, the registration statements (Nos. 333-79533, 333-42465, 333-68447, 333-58691, 333-52697, 333-115472, and 333-115751) on Forms S-8, and the registration statement (No. 333-134324) on Form S-4 of Level 3 Communications, Inc. of our report dated March 1, 2007, except as to Note 20, which is as of December 12, 2007, with respect to the consolidated balance sheets of Level 3 Communications, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows, changes in stockholders’ equity (deficit), and comprehensive loss for each of the years in the three-year period ended December 31, 2006, and of our report dated March 1, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Level 3 Communications, Inc.

/s/ KPMG LLP

Denver, Colorado
December 12, 2007